Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

TIER TECHNOLOGIES
Moderator: Ronald Rossetti
Tuesday, November 10, 2009
5:00 pm EST

Operator:	Good afternoon. At this time, I would like to welcome everyone to the Tier Technologies’ Fourth Quarter Earnings Conference call.

All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad. Thank you.

Ms. Bowman, you may begin your conference.

Liz Bowman:	Good afternoon. My name is Liz Bowman, Tier Technologies’ Director of SEC Reporting. At this time, I would like to welcome everyone to the Tier Technologies’ earnings conference call for the year ended September 30, 2009. Today’s call is scheduled for one hour.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

After the market closed yesterday, we issued a press release announcing Tier’s financial results for the fourth quarter and year ended September 30, 2009. This afternoon, we issued a copy of the text of today’s call (not including the Q&A) and accompanying presentation which includes charts that will be referenced during this call. A copy of these materials can be found in the Investor Relations section of our web site, www.tier.com.

We invite shareholders and analysts who wish to speak to management about the Company and its performance to schedule a meeting by contacting our CFO, Ron Johnston, at 571-382-1333 or rjohnston@tier.com.

A taped replay of this call will be available on the Company’s web site beginning Tuesday, November 10, 2009 at 8:00 pm Eastern Time until 11:59 pm Eastern Time on November 24, 2009. Alternatively, you can hear a replay by dialing 800-642-1687 and entering the conference ID number 39918898.

I want to remind you that various remarks that we make about the Company’s future expectations, plans, and prospects constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

The forward-looking statements discussed on this call represent management’s current expectations about the Company’s future financial performance based on the information available to us today.

This information may change and our actual results may differ materially from these forward-looking statements. We undertake no obligation to update any such forward-looking statements.

There are numerous risks and uncertainties that affect our business and may affect these statements, including but not limited to: failure to achieve anticipated gross margin levels due to unanticipated costs incurred in transaction-based projects; increasing competition; timing; the Company’s ability to realize revenues from its business development opportunities; changes in laws and government regulatory compliance requirements; ability to attract and retain qualified personnel; and other risk factors that are set forth in our SEC filings. In this call, references to “the quarter” or “the fourth quarter” refer to the quarter ended September 30, 2009 and references to the “year” or the “full year” refer to the fiscal year ended September 30, 2009.

With me on the call are Nina Vellayan, EVP and Chief Operating Officer; Ron Johnston, Chief Financial Officer, and

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Keith Kendrick, SVP, Strategic Marketing. Today’s call will begin with Ron Rossetti, Chairman and Chief Executive Officer. Ron.

Ronald Rossetti:	Thank you, Liz, and good afternoon. Let me outline the agenda for this call. First, I will provide a brief review of our financial performance during the quarter and fiscal year 2009, and then I will provide a strategic update on our progress in the biller direct market with our Electronic Payments Solutions, or EPS business. For an update on our progress against our goals, I have asked Nina Vellayan, our EVP and COO to provide details regarding our recent operating results and plans for the immediate future.

Next, Ron Johnston will cover our financial results for the quarter and full year including an update on our cash position and share repurchase program. Following Ron’s remarks, I will open the call to your questions.

I am pleased to report that for the fourth quarter, Tier has reported positive adjusted EBITDA of $1.1 million from Continuing Operations as compared with a loss of ($3.4) million in the prior year quarter. This $4.5 million improvement was achieved in part from a gross revenue increase of $2.9 million, as compared with the prior year quarter. On a full year basis, we reported adjusted EBITDA of $3.0 million as compared with

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

a loss of ($7.0) million, a $10.0 million improvement. Ron Johnston will provide additional information on our use of adjusted EBITDA and Net Revenue later in the call.

Even in these difficult economic conditions, where over 60% of our EPS revenue is directly tied to tax collections which have experienced steep revenue declines, we believe that our strategy is beginning to prove itself, as we were able to generate significant increases in both Net Revenue, which we define as gross EPS revenues less discount fees, processing and interchange costs, and adjusted EBITDA. This improvement is the result of increasing our profitability per transaction and driving substantial transaction growth while reducing overhead and holding platform costs relatively flat, thereby creating margin expansion in both Net Revenue and adjusted EBITDA. For the year ended September 30, 2009 our EPS transactions grew by 44.5% and our EPS gross margin (gross sales less direct and other costs) by 245 basis points, and for the fourth quarter by 70.4% and 176 basis points, respectively.

After our strategic restructuring of the past two years and the divestiture of seven non-strategic units, Tier Technologies is now focused exclusively on our electronic payment solutions business. These solutions provide payment services for Web, automated Interactive Voice Response, or IVR, call center and

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

point-of-sale, or POS, environments. We offer our clients a front-end platform designed expressly for the biller direct market with a single source solution that simplifies electronic payment management. Our solutions include multiple enhanced payment services, including, consolidation of income payments, bill presentment, convenience payments, installment payments and flexible payment scheduling. We also offer our clients a range of payment choices, including credit and debit cards, electronic checks, cash and money orders, and emerging payment methods to meet the needs of their customers. By utilizing our solutions, clients can reduce, if not eliminate, their time and expense devoted to management and expense of payment technology, and compliance with PCI data security requirements and other payment industry standards. An overview of how our front-end platform interfaces with the payment processing industry appears in Chart 3.

An overview of our strategic plan and our progress against the plan appears in Chart 4. For fiscal 2009, we established five key priorities:
•	We have completed the divestitures of non-strategic assets so that we can focus exclusively on the biller direct market. Please refer to Chart 5 for a summary of the seven divestitures and two wind downs.

•	We have built a new management team. All of my direct reports have joined the company in the last

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

eighteen months and about half of their direct reports are either new or have taken on new responsibilities consistent with our biller direct strategy. Brief biographical sketches of the Executive Team appear in Chart 6.

•	We are actively expanding our marketing capabilities. New resources are in place and a shift to direct customer relationships is proving successful. We are continuing to build share in the biller direct market by growing transactions, focusing on better margin opportunities, developing new markets which we call verticals, and reducing our client concentration.

•	Combined, these efforts resulted in an increase in transactions of 70% in the quarter and 45% for the year with Net Revenues growing 25% for the quarter and 17% for the year, in each case over the prior comparable period.

•	We are consolidating our platforms to reduce costs, establish a unified, fixed-cost platform, and accelerate and expand the development and rollout of new products, new payments channels, new payment options and enhanced features.
As a result of the progress that we made towards achieving these strategic goals, we have achieved our financial objective, which was to be EBITDA positive for FY 2009.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

I’ll now turn the call over to Nina Vellayan to provide additional information about our progress in sales, marketing, and operations.
Nina Vellayan:
Thank you, Ron, and good afternoon everyone.
•	The Company has increased resources and marketing programs directed at our fastest growing, stronger margin verticals: Education and Utilities. In Education, we added Jacksonville University in Florida and Franklin University in Ohio, where we will begin collecting tuition and fees in December. This brings us to 52 new or additional schools for fiscal year 2009 in this fast growing vertical. In our Utility vertical we signed 93 municipal utilities during the fiscal year. During the quarter, we continued our long established leadership in the government vertical including adding an agreement with Humboldt County, California bringing our California Property tax clients to 38 out of 58 counties in California and adding Delaware County, Ohio. Additionally, we renewed our agreement with the State of Connecticut to collect various personal and business taxes and expanded our relationship in the state of Arkansas, adding Sales and Use Tax and in the state of Virginia, adding Corporate Tax Payments. In total we added 157 new payment types for the quarter. It is these types of consistent, ongoing wins that are driving

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

our diversification and strength in categories beyond government tax collections. Our market leading footprint now reaches to all 50 states and the District of Columbia. Our vertical coverage is summarized in Chart 7.

Our success in developing new markets is clearly detailed in Chart 8. Real Property Tax is now our largest vertical even though we experienced a lower rate of growth in that vertical than in previous years. The continued expansion of our Education vertical and Utility vertical have established these categories as full scale verticals for Tier.

•	As a part of the strategic review we committed to shift from a sales to a market-based strategy. We have started an ongoing upgrade of our strategic information systems to allow us to establish direct relationships with end-users of the company’s services to grow transactions across verticals and deepen the strength of our primary brand, Official Payments. One of the first areas of focus was to establish a direct relationship with end-users by introducing an expanded My Account functionality and presenting it with a persistent presence throughout our branded website. A screen shot appears in Chart 9. Performance exceeded our expectations. In Q4 we added more than 140,000 new accounts bringing our total registrations to more than 1.3 million, an increase of more

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

than 154 percent over the prior year. In the nine months since the enhanced service and presentation was introduced, new My Account registrations have increased more than 240 percent. With our new, consolidated platform in place, we plan to launch new e-commerce products and payment options for partners and biller direct clients including additional payment channels such as mobile, walk-up payment, and kiosks.

•	These sales and marketing programs led to our increase in Net Revenues of 25% for the quarter and 17% for the year and transaction growth of 70% for the quarter and 45% for the year, in each case over the prior comparable period. We are on plan to complete the consolidation of our current EPS technology platforms and data centers in mid-calendar year 2010. To date, we have completed the consolidation of all of EPS back office operations in Auburn, Alabama and Reston, Virginia. This consolidation has resulted in increased efficiencies and reduced overhead, and has eliminated duplicative operations and functions. Most critically, the consolidation to a single platform and back-end operations center will provide a unified, fixed-cost platform over which we can process ever increasing numbers of transactions. As of today, almost 50% of our transactions are processing on our new platform. With a stable, fixed-cost platform, we expect that

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

increasing transactions will mean a higher level of margin contribution per transaction.

•	Our objective for fiscal year 2009 was to be EBITDA positive in Continuing Operations. As Ron Rossetti noted earlier, and Ron Johnston will elaborate on later, we achieved that goal reporting adjusted EBITDA of $3.0 million in Continuing Operations for the fiscal year.
I look forward to addressing your questions later on this call. For now, I’ll turn the call over to Ron Johnston to discuss the fourth quarter and year-end results.

Ron Johnston:	Thanks, Nina.

Results from Continuing Operations for the quarter reflected total revenues of $25.7 million, up 12.9% from the same quarter last year.

During the quarter, we processed over $1.3 billion of payments, which represents a 40.4% increase versus the same quarter last year. This increase was driven by a 70.4% increase in transaction volume.

EPS revenues for the quarter were $24.8 million. Revenue growth of 17.3% in EPS was driven by increases in payments processed for educational institutions and the effect of the

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

ChoicePay acquisition. Revenues from our Education vertical grew 45.1%. We also experienced strong revenue growth in our Utility vertical. Chart 10 provides a summary of Net revenue for our EPS business.

Gross margin for Continuing Operations, which we calculate by subtracting our direct costs from our revenues, was 25.9% for the fourth quarter which is 1.1% higher than the same quarter last year. Gross margin in our EPS business was 25.0%, up approximately 176 basis points from the same period last year.

General and administrative expenses for Continuing Operations were $5.1million for the quarter, down (32.2%) compared to the same quarter last year. The decrease in G&A was attributable primarily to cost reduction actions, partially offset by the addition of the ChoicePay operations and strategic spending on production platform redesign and enhancement.

Selling and marketing expenses were $1.2 million for the quarter, down (39.8%) primarily due to tighter cost controls and limited marketing partnership expenditures.

Our consolidated net loss per fully diluted share in the quarter was ($0.06) compared to a loss of ($0.45) per fully diluted share in the same quarter last year.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

As Ron noted, Tier reported positive adjusted EBITDA of $1.1 million from Continuing Operations in the fourth quarter as compared with a loss of ($3.4) million in the prior year quarter.

We define adjusted EBITDA as net income from Continuing Operations before, interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash. Chart 11 provides a reconciliation of net income from Continuing Operations to adjusted EBITDA for the three and twelve months ended September 30, 2009 and 2008. We have expanded the chart presentation to reflect the volatility of the variable accounting impact of Restricted Stock Unit and Performance Stock Unit awards that were granted during the fiscal year. These incentive units are tied to specific, increasing stock price targets, but unlike stock options or restricted stock, are settled in cash, requiring modification of expense on a quarterly basis, which can have a confusing impact on financial results from quarter to quarter.

Throughout this call, Tier may use the terms Net Revenues and adjusted EBITDA, which are non-GAAP financial measures. See Charts 10 and 11 for the supporting financial schedules. Tier’s management believes these measures are useful for evaluating performance against peer companies within our industry, and provide investors with additional transparency to

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

financial measures used by management in its financial and operational decision making. Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with GAAP. Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies. We have compared our definition to other public companies and have found ours to be very consistent.

Financial highlights for the twelve months ended September 30, 2009 are as follows: revenues from Continuing Operations were $128.2 million, up $5.7 million or 4.6% from the same period last year. This growth was driven by our electronic payments business whose revenues were $123.2 million, up 5.7% over the same period last year. The 5.7% revenue increase in our EPS business versus the same period last year was driven by growth in the number of transactions processed. During the year EPS processed 14.9 million transactions and $6.9 billion in payment volume — an increase of 44.5% and 17.6% respectively, over the same period last year. I am pleased to report that this transaction performance exceeded guidance provided last quarter. Chart 12 summarizes the EPS Revenue and transaction growth trends since fiscal year 2004.

For the year, we reported a loss from our Continuing Operations of ($5.5) million or ($0.28) per fully diluted share.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

This compares with a loss from Continuing Operations of ($12.0) million or ($0.61) per fully diluted share in fiscal 2008. Details appear in Chart 13.

Turning to the balance sheet, our cash and marketable securities balance at September 30, 2009 was $65.0 million. This figure declined from the June quarter primarily due to stock repurchases in the quarter. The balance sheet appears in Chart 14.

During the quarter we repurchased shares from time to time through our publicly announced stock repurchase program. As of September 30, 2009 the Company had repurchased a total of 1,565,000 shares as a part of these continued activities; through October 31, 2009 total shares repurchased amounted to 1,651,898, an investment of $12,335,713.

The Company’s headcount at September 30, 2009 was 229.

Lastly, I want to mention that our Form 10-K will be filed before the market opens tomorrow with the Securities and Exchange Commission. We encourage all of you to review the statements and notes in order to better understand our current operations.

Now, Ron Rossetti has a few concluding remarks.

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Ronald Rossetti: Thanks Ron.
Looking ahead to fiscal year 2010, we will continue our policy of not providing guidance on revenue growth. The rate of growth is highly dependent on general economic trends. Our federal, state and local tax-based businesses, which still represent more than 60% of our business, have experienced low to negative growth during fiscal year 2009 which is a departure from prior year trends. This reduced growth has come in spite of the increase in the number of tax forms processed, an increase in the number of new government clients, and the introduction of additional payment options. We expect this softness to continue until the general economic environment improves or tax rates are increased by legislative bodies, or both. Even with this soft economic environment, we expect to see continued growth in the number of transactions we process in our EPS business, with a continuing transition to stronger growth in higher margin verticals contributing to greater percentage growth in Net Revenues. While we are not providing earnings guidance for fiscal year 2010, we do expect to see transaction growth to 20 million transactions, an increase of about 5 million transactions, or approximately 34 percent.
As you reflect on our progress during fiscal year 2009, I would urge each of you to consider the following:

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

•	As Nina noted, as we complete our new platform, we expect to have a fixed cost basis over which to drive an ever increasing number of transactions, thus improving our margin contribution. Our results the last several quarters testify to this point. We are now at an inflection point where we believe a substantial portion of our incremental net revenue over our breakeven point, after interchange and processing expenses, will fall directly to the bottom line.

•	In combination, with platform cost reductions we continue to seek areas of other cost reductions throughout the company. We have focused our sales and marketing programs to continue our leadership position in the government segment while accelerating our growth in our non-government verticals to diversify, and strengthen the long-term health of Tier.

•	This point could not be clearer than to note that in spite of the steep decline in our government-based business, which was affected by unprecedented economic times, 2009 net revenue increased 25.2% for the quarter over the fourth quarter of fiscal 2008 and 17.0% over the prior fiscal year. Stated differently, in spite of more than half of our business suffering from a deep economic recession, your company was able to grow net revenue and improve its operating margins greater than our gross sales increase. That is precisely the commitment management

Exhibit 99.1
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

made to our investors when we embarked on this strategy in 2007. A return to normalcy in the government markets should only enhance your investment. I and the team on this call believe that the initiatives that we are pursuing offer the best means for increasing long-term value for all of our shareholders.

Ron Rossetti:	At this time I'd like to open the call to Q&A.

Liz Bowman:	Thank you, Ron. As I mentioned at the beginning of this call a copy of the text of this call and accompanying Charts are posted in the Investor Relations section of our website at www.tier.com. We invite shareholders and analysts who wish to speak to management about the Company and its performance to schedule a meeting by contacting our CFO, Ron Johnston, at 571-382-1333 or rjohnston@tier.com. Thank you. This concludes our earnings release call for FY2009 for Tier Technologies.